EXHIBIT 23.1

CONSENT OF SILVIA MACA

I hereby consent to the use of my name under the heading “OFFICIAL STATEMENTS” of the Prospectus included in this Registration Statement.

Date: August 30, 2007

/S/ SILVIA MACA
Silvia Maca